EXHIBIT 10.10.1

AMENDMENT NO. 1

TO THE

GEORGIA-CAROLINA BANCSHARES, INC. DIRECTORS EQUITY INCENTIVE PLAN

Georgia-Carolina Bancshares, Inc., a Georgia corporation (the “Company”), hereby amends (the “Amendment”) the Georgia-Carolina Bancshares, Inc. Directors Equity Incentive Plan (formerly the Directors Stock Purchase Plan) (the “Plan”), as amended and restated effective October 26, 2009, as set forth herein.

1. Background Information. The Company established the Plan effective as of June 2001, and amended and restated the Plan effective as of October 26, 2009. Section 10 of the Plan provides that the Company may, at any time, modify the Plan. The board of directors of the Company wishes to modify the Plan as set forth in this Amendment to provide for a revised purchase price of the common stock, $.001 par value of the Company that is available for sale to eligible participants under the Plan.

2. Amendment to Section 5(b) – Purchase Price of Plan Shares. Section 5(b) of the Plan is hereby deleted in its entirety and replaced with the following:

“(b) Purchase Price of Plan Shares.

The purchase price of each share of Common Stock (the “Purchase Price”) purchased with Directors’ Fees shall be equal to eighty five percent (85%) of the average closing market price of the Common Stock quoted on the Over-the-Counter Bulletin Board (or other national quotation service) for the ten business days prior to the last trade of the Company’s Common Stock reported prior to the Investment Date (defined in Section 5(c) below); provided, however, that if the Company’s Common Stock is not quoted on a national quotation service but is registered on a national securities exchange, “Purchase Price” shall mean eighty five percent (85%) of the average closing market price of the Company’s Common Stock on such national securities exchange for the ten business days prior to the last trade of the Company’s Common Stock reported prior to the Investment Date; and further provided, that if shares of the Company’s Common Stock are not quoted on a national quotation service or registered on a national securities exchange, then “Purchase Price” shall mean eighty five percent (85%) of the fair market value of the Company’s Common Stock on the Investment Date as determined by the Committee, acting in good faith.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on this 23rd day of January, 2012.